UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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BLOCKBUSTER INC.

(Exact Name of Registrant as Specified in Its Charter)

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The following is the text of a press release issued by Blockbuster Inc. on May 27, 2010.

Blockbuster Board Offers Strong Support for Fellow Board Member Gary Fernandes

DALLAS, May 27 /PRNewswire-FirstCall/ — The Board of Directors of Blockbuster Inc. (NYSE: BBI, BBI.B) today offered its strong and unwavering support for Gary J. Fernandes, former vice chairman of Electronic Data Systems Corporation and the latest candidate on the company’s slate of director nominees to be baselessly targeted by Greg Meyer, who is pursuing an ill-conceived proxy contest to get himself elected to the Blockbuster Board.

“Gary has an impressive record of business accomplishments and more valuable experience than Meyer,” said Ed Bleier, Chairman of the Board’s Nominating/Corporate Governance Committee at Blockbuster. “Gary has an extensive background in technology and services, including his current service as a director of CA Technologies – the leading independent IT software and service company and a key player in cloud computing – and BancTec, Inc. – a global leader in processing technology. He has a long history as both a senior executive and director of public companies – an area where Meyer has no experience. It is clear that technology will play a large role in Blockbuster’s future as we have expanded from stores into digital downloads, mail services, and automated retail kiosks, and Gary has been and will continue to be a great help to the Board and management in pursuing opportunities in these areas.”

Since his retirement as Vice Chairman from Electronic Data Systems Corporation in 1998, Mr. Fernandes founded Convergent Partners, a venture capital fund focusing on buyouts of technology-enabled companies. He has served as Chairman of FLF Investments, a privately-held entity involved with the acquisition and management of commercial real estate properties and other assets, since 1999. In addition, from 2000 to 2001, Mr. Fernandes served as Chairman and CEO of GroceryWorks.com, an internet grocery fulfillment company. He is also a member of the board of governors of the Boys & Girls Clubs of America and Trustee for the O’Hara Trust and the Hall-Voyer Foundation.

“In his latest proxy filing, Meyer offers nothing constructive or helpful,” said Bleier. “He repeats his overly simplistic observations which only demonstrate a lack of understanding about the complex challenges Blockbuster faces. He has not offered any meaningful, concrete suggestions about what he would do differently if on the Blockbuster Board. Quite the opposite, his latest attack – on Gary this time – further convinces us that he would only serve as a disruptive force on the Board. His references to unproven allegations in prior lawsuits are reckless and irrelevant, and all claims against Gary and Jim Keyes in those lawsuits were ultimately dismissed.

“Throughout his tenure as a director at Blockbuster, Gary has consistently enjoyed overwhelming support from our stockholders, and this Board is stronger with him on it. He is an experienced leader with an outstanding resume of accomplishments. We do not see any merit in Meyer’s efforts to undermine Gary and strongly urge our fellow stockholders to vote their “WHITE” proxy cards in favor of all the nominees on the company’s slate of directors,” said Bleier.

About Blockbuster Inc.

Blockbuster Inc. is a leading global provider of rental and retail movie and game entertainment. The company provides customers with convenient access to media entertainment anywhere, any way they want it—whether in-store, by-mail, through vending kiosks or digitally to their homes and mobile devices. With a highly recognized brand and a library of more than 125,000 movie and game titles, Blockbuster leverages its multichannel presence to serve nearly 47 million global customers annually. The company may be accessed worldwide at www.blockbuster.com.

Company Statement

Stockholders are urged to read Blockbuster’s definitive proxy statement because it contains important information regarding Blockbuster’s annual meeting of stockholders to be held on June 24, 2010. Stockholders and other interested parties may obtain, free of charge, copies of the proxy statement, and any other documents filed by Blockbuster with the SEC, at the SEC’s Internet website at www.sec.gov. The proxy statement and these other documents may also be obtained free of charge by contacting Morrow & Co., Inc., the firm assisting Blockbuster in the solicitation of proxies, toll-free at 1-800-607-0088.

Blockbuster and certain of its directors and executive officers may, under the rules of the SEC, be deemed to be “participants” in the solicitation of proxies from Blockbuster’s stockholders in respect of the 2010 annual meeting of stockholders. Information regarding the interests of such persons, including such persons’ beneficial ownership of Blockbuster common stock is set forth in Blockbuster’s definitive proxy statement, filed with the SEC on May 21, 2010, with respect to the 2010 annual meeting of stockholders.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements may also be included from time to time in our other public filings, press releases, our website and oral and written presentations by management. Specific forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts and include, without limitation, words such as “may,” “will,” “expects,” “believes,” “anticipates,” “plans,” “estimates,” “projects,” “predicts,” “targets,” “seeks,” “could,” “intends,” “foresees” or the negative of such terms or other variations on such terms or comparable terminology. Similarly, statements that describe our strategies, initiatives, objectives, plans or goals are forward-looking. These forward-looking statements are based on management’s current intent, belief, expectations, estimates and projections. These statements are not guarantees of future performance and involve risks, uncertainties, assumptions and other factors that are difficult to predict. Therefore, actual results may vary materially from what is expressed in or indicated by the forward-looking statements. The risk factors set forth under “Item 1A. Risk Factors” in our Annual Reports on Form 10-K and other matters discussed from time to time in our filings with the Securities and Exchange Commission, including the “Disclosure Regarding Forward-Looking Information” and “Risk Factors” sections of our Quarterly Reports on Form 10-Q, among others, could affect future results, causing these results to differ materially from those expressed in our forward-looking statements. In the event that the risks disclosed in our public filings cause results to differ materially from those expressed in our forward-looking statements, our business, financial condition, results of operations or liquidity could be materially adversely affected and investors in our securities could lose part or all of their investments. Accordingly, our investors are cautioned not to place undue reliance on these forward-looking statements because, while we believe the assumptions on which the forward-looking statements are based are reasonable, there can be no assurance that these forward-looking statements will prove to be accurate. Further, the forward-looking statements included in this release and those included from time to time in our other public filings, press releases, our website and oral and written presentations by management are only made as of the respective dates thereof. Except as otherwise required by law, we undertake no obligation to update publicly any forward-looking statement in this release or in other documents, our website or oral statements for any reason, even if new information becomes available or other events occur in the future.

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Investor Relations contact:

Kellie Nugent, Director, Investor Relations of Blockbuster Inc., +1-214-854-4442, kellie.nugent@blockbuster.com

Media contact:

Rebecca Fannin of Hill and Knowlton, +1-202-944-1928, rebecca.fannin@hillandknowlton.com, for Blockbuster Inc.